                              DATATEC SYSTEMS, INC.

                              AMENDED AND RESTATED

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             (EFFECTIVE MAY 9, 2001)

                              DATATEC SYSTEMS, INC.

                              AMENDED AND RESTATED

                        1998 EMPLOYEE STOCK PURCHASE PLAN

            1.  PURPOSE.  The Datatec  Systems,  Inc.  Amended and Restated 1998
Employee  Stock  Purchase  Plan (the "Plan") is intended to provide an incentive for employees of Datatec  Systems,  Inc. (the  "Company") and its  participating subsidiaries.  The Plan  permits  such  employees  to acquire or increase  their proprietary  interests  in the Company  through the purchase of shares of Common
Stock of the Company thereby  creating a greater  community of interest  between the Company's stockholders and its employees. The Plan is intended to qualify as an "Employee  Stock  Purchase  Plan" under  Sections 421 and 423 of the Internal
Revenue Code of 1986, as amended (the "Code").  The  provisions of the Plan will be construed in a manner  consistent  with the  requirements of such sections of the Code and the regulations issued thereunder.

            2. DEFINITIONS. As used in this Plan,

            (a)  "Account"  means  each  separate   account   maintained  for  a
Participant  under  the  Plan,  collectively  or  individually  as  the  context requires, to which the amount of the Participant's payroll deductions authorized under Section 6 and purchases of Common Stock under Section 8 shall be credited, and any  distributions of shares of Common Stock under Section 9 and withdrawals under Section 10 shall be charged.

            (b) "Base Pay" means the base salary paid to an employee,  including commissions,  payments for overtime  and shift  differentials,  vacation pay and holiday pay. Base Pay shall exclude bonuses,  incentive compensation,  and other special payments,  fees, fringes,  allowances or extraordinary  compensation not specifically listed in the preceding sentence.

            (c) "Benefits Representative" means the employee benefits department of the Company or any such other person,  regardless  of whether  employed by an
Employer, who has been formally, or by operation or practice,  designated by the
Committee to assist the  Committee  with the  day-to-day  administration  of the
Plan.

            (d) "Board" means the Board of Directors of the Company.

            (e) "Code" means the Internal Revenue Code of 1986, or any successor thereto, as amended and in effect from time to time.

Reference  in the Plan to any Section of the Code shall be deemed to include any amendments or successor  provisions to any Section and any treasury  regulations thereunder.

            (f) "Committee"  means the Compensation  Committee of the Board. The
Board  shall  have the  power to fill  vacancies  on the  Committee  arising  by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate  the  powers and duties of the  Committee  among one or more  separate
Committees,  or  retain  all  powers  and  duties of the  Committee  in a single
Committee.  The members of the  Committee  shall serve at the  discretion of the
Board.

            (g)  "Common  Stock" or "Stock"  means the common  stock,  $.001 par value per share, of the Company.

            (h) "Company" means Datatec Systems,  Inc., a Delaware  corporation, and any successor thereto.

            (i)  "Disability"  means any complete and  permanent  disability  as defined in Section 22(e)(3) of the Code.

            (j)  "Effective  Date" means May 9, 2001,  the inception date of the
Plan.

            (k)  "Employee"  means any employee  who is currently in  Employment with an Employer.

            (l) "Employer" means the Company, its successors,  any future parent
(as defined in Section 424(e) of the Code) and each current or future Subsidiary which has been  designated  by the  Board or the  Committee  as a  participating employer in the Plan.

            (m)  "Employment"  means Employment as an employee or officer by the
Company or a Subsidiary as designated in such entity's  payroll  records,  or by any corporation  issuing or assuming rights or obligations under the Plan in any transaction  described in Section 424(a) of the Code or by a parent  corporation or a subsidiary  corporation of such  corporation.  In this regard,  neither the transfer of a  Participant  from  Employment  by the Company to  Employment by a
Subsidiary, nor the transfer of a Participant from Employment by a Subsidiary to
Employment by the Company,  shall be deemed to be a termination of Employment of the Participant.  Moreover,  the Employment of a Participant shall not be deemed to have been terminated  because of absence from active Employment on account of temporary  illness or during  authorized  vacation,  temporary leaves of absence from  active  Employment  granted  by  Company or a  Subsidiary  for  reasons of professional advancement,

                                       -2-

education,  health,  or government  service,  or during  military  leave for any period if the Participant  returns to active Employment within 90 days after the termination of military  leave, or during any period required to be treated as a leave of absence which, by virtue of any valid law or agreement, does not result in a termination of Employment.

            Any worker treated as an independent  contractor by the Employer who is later  re-classified  as a  common-law  employee  shall not be in  Employment during any  period in which  such  worker  was  treated  by the  Employer  as an independent contractor. Any "leased employee," as described in Section 414(n) of the Code, shall not be deemed an Employee hereunder.

            (n) "Entry Date" means the first day of each Fiscal Quarter.

            (o)  "Fiscal   Quarter"  means  a   three-consecutive-month   period
beginning on each August 1, November 1, February 1, and May 1, during the period beginning on the Effective Date until the Plan is terminated.

            (p) "Market Price" means, subject to the next paragraph,  the market value of a share of Stock on any  date,  which  shall be  determined  as (i) the closing  sales price on the  immediately  preceding  business  day of a share of
Stock as reported on the New York Stock Exchange or other  principal  securities exchange on which shares of Stock are then listed or admitted to trading or (ii)
if not so  reported,  the average of the highest and lowest  sales  prices for a share  of Stock on the  immediately  preceding  business  day as  quoted  on the
National Association of Securities Dealers Automated Quotation System ("NASDAQ")
or any  successor  system  then in use,  or (iii) if not quoted on  NASDAQ,  the average of the  closing  bid and asked  prices for a share of Stock as quoted by the Pink Sheets,  LLC's "Pink Sheets" or the National  Association of Securities
Dealers' OTC Bulletin  Board System.  If the price of a share of Stock shall not be so reported  pursuant to the  previous  sentence,  the fair market value of a share of Stock shall be determined by the Committee in its  discretion  provided that such method is appropriate  for purposes of an employee stock purchase plan under Section 423 of the Code.

            Notwithstanding  the  previous  paragraph  of this  definition,  the
Market Price of a share of Stock solely for purposes of  determining  the option price on the first or last day of the Fiscal Quarter in accordance  with Section
7(b) shall be based on the  Market  Price on the first or last day of the Fiscal
Quarter, as applicable,  and not on the immediately  preceding business day. For example, if the Stock is traded on the New York Stock Exchange, when determining

                                       -3-

the option price under Section 7(b) at which shares of Stock are purchased,  the
Market  Price for  determining  this option price shall be based on the lower of
(i) the closing sales price of a share of Stock on the first business day of the
Fiscal  Quarter or (ii) the closing  sales price of a share of Stock on the last business day of the Fiscal Quarter.

            (q)  "Participant"  means any  Employee  who  meets the  eligibility requirements  of Section 3 and who has  elected to and is  participating  in the
Plan.

            (r) "Plan" means the Datatec Systems, Inc. Amended and Restated 1998
Employee Stock Purchase Plan, as set forth herein, and all amendments hereto.

            (s) "Stock" means the Common Stock (as defined above).

            (t) "Subsidiary"  means any domestic or foreign  corporation  (other than the Company) (i) which, pursuant to Section 424(f) of the Code, is included in an unbroken chain of corporations  beginning with the Company if, at the time of the  granting of the  option,  each of the  corporations  other than the last corporation in the unbroken chain owns stock  possessing  fifty percent (50%) or more of the total  combined  voting power of all classes of capital stock in one of the other  corporations  in such chain and (ii) which has been  designated by the Board or the  Committee as a  corporation  whose  Employees  are eligible to participate in the Plan.

            3. ELIGIBILITY.

            (a)  Eligibility   Requirements.   Participation   in  the  Plan  is
voluntary.  Each Employee who has completed at least six (6) consecutive  months of continuous Employment with an Employer (calculated from his last date of hire to the  termination  of his  Employment  for any  reason)  shall be  eligible to participate in the Plan on the first day of the payroll period  commencing on or after the  Effective  Date or, if later,  the Entry  Date on which the  Employee satisfies the  aforementioned  eligibility  requirements.  Each  Employee  whose
Employment  terminates  and who is rehired by an Employer  shall be treated as a new Employee for eligibility purposes under the Plan, provided, however, that if an Employee  is rehired by  Employer  prior to the  expiration  of three  months following his or her termination,  such employee shall not be a new Employee for eligibility purposes under the Plan.

            (b)  Limitations  on  Eligibility.  Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan:

                                       -4-

                       (i) if,  immediately  after the grant, the Employee would
            own  stock,  and/or  hold  outstanding  options to  purchase  stock, possessing  five percent (5%) or more of the total  combined  voting power or  value of all  classes  of stock of the  Company  or of any
            Subsidiary;

                       (ii) which  permits  the  Employee's  rights to  purchase
            stock under this Plan and all other  employee  stock  purchase plans
            (within  the  meaning of Section 423 of the Code) of the Company and its  Subsidiaries  to accrue at a rate which exceeds  $25,000 of the fair market value of the stock  (determined  at the time such option is granted) for each fiscal year in which such option is outstanding at any time, all as determined in accordance with Section  423(b)(8)
            of the Code;

                       (iii) if the Employee's  customary Employment is 20 hours
            or less per week; or

                       (iv) if the  Employee is employed  for less than 5 months
            in a calendar year.

For purposes of Section  3(b)(i) above,  pursuant to Section 424(d) of the Code,
(i) the Employee with respect to whom such limitation is being  determined shall be considered as owning the stock owned,  directly or indirectly,  by or for his brothers and sisters  (whether by the whole or half blood),  spouse,  ancestors, and lineal descendants;  and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately  by or for its  shareholders,  partners,  or  beneficiaries.  In addition,  for purposes of Section 3(b)(ii) above, pursuant to Section 423(b)(8)
of the Code,  (i) the right to purchase  stock under an option  accrues when the option (or any portion  thereof) first becomes  exercisable  during the calendar year,  (ii) the right to  purchase  stock  under an option  accrues  at the rate provided  in the  option  but in no case may such rate  exceed  $25,000  of fair market value of such stock  (determined  at the time such option is granted) for any one  calendar  year,  and (iii) a right to purchase  stock which has accrued under one option  granted  pursuant  to the Plan may not be carried  over to any other option.

            4. SHARES  SUBJECT TO THE PLAN. The total number of shares of Common
Stock that upon the exercise of options  granted  under the Plan will not exceed one  million  seven  hundred  fifty  thousand  (1,750,000)  shares  (subject  to adjustment as provided in Section 17), and such shares may be originally  issued shares, treasury shares, reacquired shares, shares bought in the market, or any

                                       -5-

combination  of the foregoing.  If any option which has been granted  expires or terminates for any reason without having been exercised in full, the unpurchased shares will again become  available  for purposes of the Plan.  Any shares which are not subject to  outstanding  options upon the  termination of the Plan shall cease to be subject to the Plan.

            5. PARTICIPATION.

            (a) Payroll Deduction  Authorization.  An Employee shall be eligible to participate in the Plan as of the first Entry Date following such  Employee's satisfaction  of the eligibility  requirements  of Section 3, or, if later,  the first Entry Date following the date on which the Employee's Employer adopted the
Plan.  At least  10 days  (or such  other  period  as may be  prescribed  by the
Committee  or a  Benefits  Representative)  prior to the first  Entry Date as of which an Employee is eligible to  participate  in the Plan,  the Employee  shall execute and deliver to the Benefits  Representative,  on the form prescribed for such purpose, an authorization for payroll deductions which specifies his chosen rate of payroll  deduction  contributions  pursuant to Section 6, and such other information  as is required to be  provided by the  Employee on such  enrollment form. The enrollment  form shall authorize the Employer to reduce the Employee's
Base Pay by the amount of such authorized contributions.  To the extent provided by the Committee or a Benefits  Representative,  each Participant  shall also be required to open a stock brokerage  account with a brokerage firm which has been engaged  to  administer  the  purchase,  holding  and sale of  Common  Stock for
Accounts  under the Plan and, as a condition  of  participation  hereunder,  the
Participant shall be required to execute any form required by the brokerage firm to open and maintain such brokerage account.

            (b) Continuing  Effect of Payroll Deduction  Authorization.  Payroll
deductions  for a  Participant  will  commence  with the  first  payroll  period beginning after the Participant's  authorization for payroll  deductions becomes effective, and will end with the payroll period that ends when terminated by the
Participant  in  accordance  with  Section  6(c)  or due to his  termination  of
Employment in accordance  with Section 11.  Payroll  deductions  will also cease when the  Participant  is suspended  from  participation  due to a withdrawal of payroll  deductions in accordance  with Section 10. When applicable with respect to  Employees  who are paid on a  hourly  wage  basis,  the  authorized  payroll deductions  shall be withheld from wages when actually paid following the period in which the compensatory  services were rendered.  Only payroll deductions that are credited to the Participant's Account during the Fiscal Quarter

                                       -6-

shall be used to purchase Common Stock pursuant to Section 8 regardless of when the work was performed.

            (c) Employment  and  Stockholders  Rights.  Nothing in the Plan will confer on a  Participant  the right to continue in the employ of the Employer or will limit or restrict the right of the Employer to terminate the  Employment of a Participant  at any time with or without  cause.  A  Participant  will have no interest in any Common Stock to be  purchased  under the Plan or any rights as a stockholder  with respect to such Stock until the Stock has been  purchased  and credited to the Participant's Account.

            6. PAYROLL DEDUCTIONS.

            (a) Participant  Contributions by Payroll Deductions.  At the time a
Participant files his payroll deduction authorization form, the Participant will elect to have deductions made from the  Participant's  Base Pay for each payroll period such  authorization is in effect in whole  percentages at the rate of not less than 1% nor more than 15% of the Participant's Base Pay.

            (b)  No  Other  Participant  Contributions  Permitted.  All  payroll deductions made for a Participant shall be credited to the Participant's Account under the Plan. A  Participant  may not make any separate cash payment into such
Account.

            (c) Changes in Participant Contributions. Subject to Sections 10 and
22, a Participant may increase,  decrease, suspend, or resume payroll deductions under the Plan by giving written notice to a designated Benefits  Representative at such time and in such form as the  Committee or Benefits  Representative  may prescribe from time to time. Such increase,  decrease,  suspension or resumption shall  be  effective  as of the  first  day of the  payroll  period  as  soon as administratively  practicable after receipt of the Participant's written notice, but not earlier than the first day of the payroll  period of the Fiscal  Quarter next following receipt and acceptance of such form. Notwithstanding the previous sentence,  a Participant may completely  discontinue  contributions  at any time during a Fiscal Quarter,  effective as of the first day of the payroll period as
soon  as   administratively   practicable   following   receipt   of  a  written
discontinuance  notice from the  Participant  on a form provided by a designated
Benefits  Representative.   Following  a  discontinuance  of  contributions,   a
Participant  cannot  authorize any payroll  contributions to his Account for the remainder of the Fiscal Quarter in which the discontinuance was effective.

            7. GRANTING OF OPTION TO PURCHASE STOCK.

                                       -7-

            (a)  Quarterly  Grant  of  Options.   For  each  Fiscal  Quarter,  a
Participant  shall be deemed to have been granted an option to purchase,  on the first day of the Fiscal Quarter,  as many whole and fractional  shares as may be purchased  with the payroll  deductions  (and any cash  dividends as provided in
Section 8) credited to the Participant's Account during the Fiscal Quarter.

            (b) Option  Price.  The option price of the Common  Stock  purchased with the amount credited to the Participant's Account during each Fiscal Quarter shall be the lower of:

                       (i) 85% of the  Market  Price  of a share of Stock on the
            first day of the Fiscal Quarter; or

                       (ii) 85% of the  Market  Price of a share of Stock on the
            last day of the Fiscal Quarter.

            Only the Market Price as of the first day of the Fiscal  Quarter and the  last  day of the  Fiscal  Quarter  shall  be  considered  for  purposes  of determining the option purchase price;  interim  fluctuations  during the Fiscal
Quarter shall not be considered.

            8. EXERCISE OF OPTION.

            (a) Automatic Exercise of Options.  Unless a Participant has elected to withdraw payroll  deductions in accordance with Section 10, the Participant's option for the purchase of Common  Stock shall be deemed to have been  exercised automatically  as of the last day of the Fiscal  Quarter for the purchase of the number of whole and  fractional  shares of Common  Stock  which the  accumulated payroll  deductions  (and cash  dividends  on the Common  Stock as  provided  in
Section  8(b)) in the  Participant's  Account at that time will  purchase at the applicable option price.  Fractional shares may not be issued under the Plan. As of the  last day of each  Fiscal  Quarter,  the  balance  of each  Participant's
Account  shall be applied to purchase the number of whole Stock as determined by dividing the balance of such Participant's Account as of such date by the option price determined  pursuant to Section 7(b). The  Participant's  Account shall be debited accordingly. Any balance in a Participant's stock purchase account which was not  applied to the  purchase of Common  Stock  because it was less than the purchase price of a full share shall remain in the Participant's  stock purchase account and be carried over to the succeeding  Fiscal Quarter.  The Committee or its delegate shall make all determinations  with respect to applicable  currency exchange rates when applicable.

                                       -8-

            (b) Dividends  Generally.  Cash  dividends  paid on shares of Common
Stock which have not been delivered to the Participant pending the Participant's request for  delivery  pursuant  to Section  9(c),  shall be  combined  with the
Participant's  payroll deductions and applied to the purchase of Common Stock at the end of the Fiscal Quarter in which the cash dividends are received,  subject to the  Participant's  withdrawal rights set forth in Section 10. Dividends paid in the form of shares of Common Stock or other securities with respect to shares that have been  purchased  under the Plan,  but which have not been delivered to the  Participant,  shall be  credited  to the shares  that are  credited  to the
Participant's Account.

            (c) Pro-rata  Allocation of Available Shares. If the total number of shares to be purchased  under option by all  Participants  exceeds the number of shares authorized under Section 4, a pro-rata allocation of the available shares shall be made among all Participants  authorizing such payroll  deductions based on the amount of their respective payroll deductions through the last day of the
Fiscal Quarter.

            9. OWNERSHIP AND DELIVERY OF SHARES.

            (a)  Beneficial  Ownership.  A Participant  shall be the  beneficial owner of the shares of Common Stock  purchased under the Plan on exercise of his option and will have all rights of  beneficial  ownership  in such  shares.  Any
dividends   paid  with   respect  to  such  shares  shall  be  credited  to  the
Participant's  Account and applied as provided in Section 8 until the shares are delivered to the Participant.

            (b)  Registration  of Stock.  Stock to be delivered to a Participant under the Plan shall be  registered  in the name of the  Participant,  or if the
Participant   so  directs  by  written   notice  to  the   designated   Benefits
Representative  or  brokerage  firm,  if any,  prior  to the  purchase  of Stock hereunder,  in the names of the  Participant and one such other person as may be designated by the  Participant,  as joint tenants with rights of survivorship or as tenants by the  entireties,  to the extent  permitted by applicable  law. Any such designation shall not apply to shares purchased after a Participant's death by the  Participant's  beneficiary  or estate,  as the case may be,  pursuant to
Section  11(b).  If a  brokerage  firm is engaged by the  Company to  administer
Accounts under the Plan, such firm shall provide such account registration forms as are necessary for each  Participant to open and maintain a brokerage  account with such firm.

                                       -9-

            (c) Delivery of Stock Certificates. The Company, or a brokerage firm or other entity  selected by the Company,  shall  deliver to each  Participant a certificate  for  the  number  of  shares  of  Common  Stock  purchased  by  the
Participant  hereunder  as soon as  practicable  after the close of each  Fiscal
Quarter.   Alternatively,   in  the  discretion  of  the  Committee,  the  stock
certificate may be delivered to a designated stock brokerage account  maintained for the  Participant  and held in  "street  name" in  order  to  facilitate  the subsequent sale of the purchased shares.

            (d)  Regulatory  Approval.  In the event the  Company is required to obtain  from  any  commission  or  agency  the  authority  to  issue  any  stock certificate  hereunder,  the Company  shall seek to obtain such  authority.  The inability  of the  Company  to obtain  from any such  commission  or agency  the authority  which counsel for the Company deems necessary for the lawful issuance of any  such  certificate  shall  relieve  the  Company  from  liability  to any
Participant,  except to  return to the  Participant  the  amount of his  Account balance used to exercise the option to purchase the affected shares.

            10.  WITHDRAWAL OF PAYROLL  DEDUCTIONS.  At any time during a Fiscal
Quarter,  but in no event later than 15 days (or such shorter  prescribed by the
Committee  or a  Benefits  Representative)  prior to the last day of the  Fiscal
Quarter,  a  Participant  may elect to abandon his  election to purchase  Common
Stock  under  the  Plan.   By  written   notice  to  the   designated   Benefits
Representative  on a form provided for such purpose,  the  Participant  may thus elect to withdraw all of the  accumulated  balance in his Account being held for
the  purchase  of  Common  Stock  in  accordance  with  Section  8(b).   Partial
withdrawals  will  not be  permitted.  All  such  amounts  shall  be paid to the
Participant as soon as administratively practical after receipt of his notice of withdrawal.  After receipt and acceptance of such withdrawal  notice, no further payroll deductions shall be made from the Participant's Base Pay beginning as of the next payroll period during the Fiscal Quarter in which the withdrawal notice is received.  The  Committee,  in its  discretion,  may  determine  that amounts otherwise  withdrawable  hereunder by Participants  shall be offset by an amount that the  Committee,  in its  discretion,  determines  to be  reasonable to help defray the administrative costs of effecting the withdrawal,  including, without
limitation,   fees  imposed  by  any  brokerage  firm  which   administers  such
Participant's Account. After a withdrawal, an otherwise eligible Participant may resume  participation in the Plan as of the first day of the Fiscal Quarter next following  his  delivery of a payroll  deduction  authorization  pursuant to the procedures prescribed in Section 5(a).

                                      -10-

            11. TERMINATION OF EMPLOYMENT.

            (a) General Rule. Upon termination of a Participant's Employment for any reason, his participation in the Plan will immediately terminate.

            (b)  Termination  Due to  Retirement,  Death or  Disability.  If the
Participant's termination of Employment is due to (i) retirement from Employment on or after  his  attainment  of age 65,  (ii)  death or (iii)  Disability,  the
Participant (or the Participant's  personal  representative or legal guardian in the event of Disability, or the Participant's beneficiary (as defined in Section
14) or the  administrator  of his will or executor of his estate in the event of death), will have the right to elect, either to:

                       (a)  Withdraw  all of the cash and shares of Common Stock
            credited to the Participant's Account as of his termination date; or

                       (b) Exercise the Participant's option for the purchase of
            Common  Stock  on the  last  day of the  Fiscal  Quarter  (in  which termination of Employment  occurs) for the purchase of the number of shares  of  Common  Stock  which the cash  balance  credited  to the
            Participant's   Account   as  of  the  date  of  the   Participant's
            termination  of Employment  will purchase at the  applicable  option price.

            The Participant (or, if applicable,  such other person designated in the first  paragraph  of this Section  11(b)) must make such  election by giving written notice to the Benefits Representative at such time and in such manner as prescribed from time to time by the Committee or Benefits Representative. In the event that no such  written  notice of  election  is  received  by the  Benefits
Representative  within 30 days of the  Participant's  termination  of Employment date, the Participant (or such other  designated  person) will  automatically be deemed to have elected to withdraw the balance in the  Participant's  Account as of his termination date.  Thereafter,  any accumulated cash and shares of Common
Stock credited to the Participant's  Account as of his termination of Employment date  shall  be  delivered  to or on  behalf  of  the  Participant  as  soon  as administratively practicable.

            (c) Termination Other Than for Retirement, Death or Disability. Upon
termination of a Participant's  Employment for any reason other than retirement, death,  or  Disability  pursuant  to Section  11(b),  the  participation  of the
Participant in the Plan will immediately terminate.  Thereafter, any accumulated cash and

                                      -11-

shares  of  Common  Stock  credited  to  the  Participant's  Account  as of  his termination of Employment  date shall be delivered to the Participant as soon as administratively practicable.

            (d) Rehired Employees.  Any Employee whose Employment terminates and who is  subsequently  rehired by an Employer  shall be treated as a new Employee for purposes of eligibility to participate in the Plan.

            12. INTEREST. No interest shall be paid or allowed on any money paid into the Plan or credited to the Account of any Participant.

            13. ADMINISTRATION OF THE PLAN.

            (a) No Participation in Plan by Committee Members. No options may be granted  under the Plan to any  member of the  Committee  during the term of his membership on the Committee.

            (b)  Authority of the  Committee.  Subject to the  provisions of the
Plan, the Committee  shall have the plenary  authority to (a) interpret the Plan and all  options  granted  under  the  Plan,  (b)  make  such  rules as it deems necessary  for the  proper  administration  of the  Plan,  (c)  make  all  other determinations  necessary or advisable for the  administration  of the Plan, and
(d) correct any defect or supply any omission or reconcile any  inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems advisable.  Any action taken or  determination  made by the  Committee  pursuant to this and the other  provisions  of the Plan shall be conclusive  on all  parties.  The  act or  determination  of a  majority  of the
Committee shall be deemed to be the act or  determination  of the Committee.  By
express   written   direction,   or  by  the   day-to-day   operation   of  Plan
administration,  the Committee may delegate the authority and responsibility for the day-to-day  administrative  or  ministerial  tasks of the Plan to a Benefits
Representative, including a brokerage firm or other third party engaged for such purpose.

            (c) Meetings.  The Committee  shall  designate a chairman from among its members to preside at its meetings,  and may designate a secretary,  without regard to whether that person is a member of the  Committee,  who shall keep the minutes of the  proceedings.  Meetings shall be held at such times and places as shall be determined  by the  Committee,  and the  Committee may hold  telephonic meetings.  The Committee may take any action  otherwise proper under the Plan by the affirmative vote of a majority of its members, taken at a meeting, or by the affirmative  vote of all of its members taken  without a meeting.  The Committee may authorize any one or more of

                                      -12-

their members or any officer of the Company to execute and deliver  documents on behalf of the Committee.

            (d) Decisions Binding.  All determinations and decisions made by the
Committee  shall be made in its  discretion  pursuant to the  provisions  of the
Plan, and shall be final,  conclusive  and binding on all persons  including the
Company, Participants, and their estates and beneficiaries.

            (e) Expenses of Committee.  The Committee may employ legal  counsel, including,  without limitation,  independent legal counsel and counsel regularly employed  by the  Company,  consultants  and  agents as the  Committee  may deem appropriate for the  administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel,  consultant or agent. All expenses  incurred by the Committee in interpreting and  administering the Plan, including, without limitation,  meeting expenses and professional fees, shall be paid by the Company.

            (f)  Indemnification.  Each  person  who is or was a  member  of the
Committee shall be indemnified by the Company against and from any damage, loss, liability,  cost and expense that may be imposed upon or reasonably  incurred by him in connection with or resulting from any claim,  action, suit, or proceeding to  which he may be a party or in which  he may be  involved  by  reason  of any action  taken or  failure  to act  under the  Plan,  except  for any such act or omission constituting willful misconduct or gross negligence.  Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's  approval,  or paid by him in satisfaction of any judgment in any such action,  suit,  or proceeding  against him,  provided he shall give the
Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws,  as a matter of law, or otherwise,  or any power that the Company may have to indemnify them or hold them harmless.

            14.  DESIGNATION OF BENEFICIARY.  At such time, in such manner,  and using such form as shall be  prescribed  from time to time by the Committee or a
Benefits  Representative,  a  Participant  may file a written  designation  of a beneficiary  who is to receive  any Common  Stock  and/or  cash  credited to the
Participant's   Account  at  the   Participant's   death.  Such  designation  of
beneficiary  may be changed  by the  Participant  at any time by giving  written notice  to the  Benefits  Representative  at  such  time  and in  such  form  as prescribed. Upon the death of a Participant, and receipt by the

                                      -13-

Benefits Representative of proof of the identity at the Participant's death of a beneficiary validly designated under the Plan, the Benefits  Representative will take  appropriate  action to ensure delivery of such Common Stock and/or cash to such beneficiary.  In the event of the death of a Participant and the absence of a  beneficiary  validly  designated  under the Plan who is living at the time of such  Participant's  death,  the Benefits  Representative  will take appropriate action to ensure  delivery of such Common  Stock  and/or cash to the executor or administrator  of the  estate  of the  Participant,  or if no such  executor  or
administrator   has  been   appointed   (to  the   knowledge   of  the  Benefits
Representative),  the Committee, in its discretion,  may direct delivery of such
Common Stock and/or cash to the spouse or to any one or more  dependents  of the
Participant  as the Committee may designate in its  discretion.  No  beneficiary will, prior to the death of the Participant,  acquire any interest in any Common
Stock or cash credited to the Participant's Account.

            15. TRANSFERABILITY. No amounts credited to a Participant's Account, whether cash or Common  Stock,  nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan, may be assigned,  transferred, pledged,  or otherwise  disposed of in any way by the Participant  other than by will or the laws of descent and  distribution.  Any such  attempted  assignment, transfer, pledge, or other disposition shall be void and without effect.

            Each option shall be exercisable, during the Participant's lifetime, only by the  Employee  to whom the option was  granted.  The  Company  shall not recognize,  and shall be under no duty to recognize, any assignment or purported assignment by an employee of his option or of any rights under his option.

            16. NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE  ISSUED. With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a stockholder,  and the optionee shall not have any of the rights or privileges of a stockholder. An optionee shall have the rights and privileges of a stockholder when,  but not until,  a certificate  for shares has been issued to the optionee following exercise of his option.

            17. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The Board shall make or provide for such  adjustments  in the maximum  number of shares  specified in
Section  4 and the  number  and  option  price  of  shares  subject  to  options outstanding  under the Plan as the  Board  shall  determine  is  appropriate  to prevent  dilution or  enlargement of the rights of  Participants  that otherwise would result from any stock dividend,  stock split, stock exchange,  combination of shares, recapitalization or other change in the capital structure of the

                                      -14-

Company, merger, consolidation,  spin-off of assets, reorganization,  partial or complete liquidation, issuance of rights or warrants to purchase securities, any other  corporate  transaction  or event  having an effect  similar to any of the foregoing.

            In the  event  of a  merger  of one or more  corporations  into  the
Company, or a consolidation of the Company and one or more corporations in which the  Company  shall  be  the  surviving  corporation,  each  Participant,  at no additional  cost,  shall be  entitled,  upon his  payment for all or part of the
Common  Stock  purchasable  by him under the Plan,  to receive  (subject  to any required action by shareholders) in lieu of the number of shares of Common Stock which he was  entitled to  purchase,  the number and class of shares of stock or other  securities to which such holder would have been entitled  pursuant to the terms of the agreement of merger or consolidation if,  immediately prior to such merger or consolidation, such holder had been the holder of record of the number of shares of  Common  Stock  equal to the  number of shares  purchasable  by the
Participant hereunder.

            If  the  Company  shall  not  be the  surviving  corporation  in any reorganization,  merger or consolidation (or survives only as a subsidiary of an entity other than a previously  wholly-owned  subsidiary of the Company),  or if the Company is to be dissolved or  liquidated or sell  substantially  all of its assets or stock to another corporation or other entity, then, unless a surviving corporation  assumes or substitutes  new options  (within the meaning of Section
424(a) of the Code) for all options then  outstanding,  (i) the date of exercise for all options  then  outstanding  shall be  accelerated  to dates fixed by the
Committee  prior  to  the  effective  date  of  such  corporate  event,  (ii)  a
Participant  may, at his election by written  notice to the Company,  either (x)
withdraw  from the Plan  pursuant  to Section 10 and  receive a refund  from the
Company  in  the  amount  of the  accumulated  cash  and  Stock  balance  in the
Participant's  Account,  (y) exercise a portion of his outstanding options as of such exercise  date to purchase  shares of Stock,  at the option  price,  to the extent of the balance in the Participant's  Account, or (z) exercise in full his outstanding options as of such exercise date to purchase shares of Stock, at the option price,  which exercise shall require such  Participant to pay the related option price,  and (iii) after such effective date any unexercised  option shall expire. The date the Committee selects for the exercise date under the preceding sentence  shall be deemed to be the exercise  date for purposes of computing the option price per share of Stock.  If the  Participant  elects to exercise all or any portion of the options,  the Company  shall  deliver to such  Participant  a stock  certificate  issued  pursuant to Section 9(d) for the number of shares of
Stock with respect to which such options

                                      -15-

were exercised and for which such  Participant has paid the option price. If the
Participant  fails to provide the notice set forth above within three days after the  exercise  date  selected  by the  Committee  under  this  Section  17,  the
Participant  shall be  conclusively  presumed to have requested to withdraw from the Plan and receive  payment of the  accumulated  balance of his  Account.  The
Committee  shall take such steps in  connection  with such  transactions  as the
Committee  shall deem  necessary or appropriate to assure that the provisions of this Section 17 are effectuated for the benefit of the Participants.

            Except as  expressly  provided in this  Section 17, the issue by the
Company of shares of stock of any class, or securities  convertible  into shares of stock of any class,  for cash or  property,  or for labor or services  either upon  direct  sale or upon the  exercise  of rights  or  warrants  to  subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other  securities,  shall not affect,  and no  adjustment by reason  thereof  shall be made with respect to, the number or price of shares of
Stock then available for purchase under the Plan.

            18. PLAN EXPENSES;  USE OF FUNDS;  NO INTEREST PAID. The expenses of the Plan shall be paid by the Company  except as  otherwise  provided  herein or under the  terms and  conditions  of any  agreement  entered  into  between  the
Participant  and any brokerage  firm engaged to administer  Accounts.  All funds received or held by the Company  under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose.  No interest shall be paid to any Participant or credited to his Account under the Plan.

            19. TERM OF THE PLAN.  The Plan shall become  effective as of May 9,
2001,  subject to approval by the  holders of the  majority of the Common  Stock present  and  represented  at a  special  or  annual  meeting  of the  Company's stockholders held on or before 12 months from May 9, 2001.

            Except with respect to options then  outstanding,  if not terminated sooner under the  provisions of Section 20, no further  options shall be granted under the Plan at the earlier of (i) January 31, 2008, or (ii) the point in time when no shares of Stock reserved for issuance under Section 4 are available.

            20.  AMENDMENT OR  TERMINATION OF THE PLAN. The Board shall have the plenary authority to terminate or amend the Plan;  provided,  however,  that the
Board shall not,  without the approval of the  stockholders of the Company,  (a)
increase the maximum number

                                      -16-

of shares  which may be issued  under the Plan  pursuant to Section 4, (b) amend the  requirements as to the class of employees  eligible to purchase Stock under the Plan, or (c) permit the members of the Committee to purchase Stock under the
Plan. No  termination,  modification,  or amendment of the Plan shall  adversely affect the rights of a Participant with respect to an option previously  granted to him under such option without his written consent.

            In addition,  to the extent that the Committee  determines  that, in the opinion of counsel,  (a) the listing for  qualification  requirements of any national  securities  exchange or quotation system on which the Company's Common
Stock is then listed or quoted, or (b) the Code or Treasury  regulations  issued thereunder,  require  stockholder  approval in order to maintain compliance with such listing or  qualification  requirements  or to maintain any  favorable  tax advantages or qualifications, then the Plan shall not be amended by the Board in such respect  without first  obtaining  such required  approval of the Company's stockholders.

            21. SECURITIES LAWS RESTRICTIONS ON EXERCISE.  The Committee may, in
its  discretion,  require as  conditions  to the exercise of any option that the shares of Common Stock  reserved  for  issuance  upon the exercise of the option shall have been duly listed,  upon  official  notice of  issuance,  upon a stock exchange, and that either:

                       (a) a Registration  Statement under the Securities Act of
            1933, as amended, with respect to said shares shall be effective; or

                       (b) the participant shall have represented at the time of
            purchase, in form and substance satisfactory to the Company, that it is his  intention to purchase the Stock for  investment  and not for resale or distribution.

            22. SECTION 16 COMPLIANCE.  The Plan, and transactions  hereunder by persons subject to Section 16 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"),  are intended to comply with all applicable  conditions of
Rule 16b-3 or any successor exemption  provision  promulgated under the Exchange
Act. To the extent that any provision of the Plan or any action by the Committee or the Board fails, or is deemed to fail, to so comply, such provision or action shall  be null  and void but  only to the  extent  permitted  by law and  deemed advisable by the Committee in its discretion.

            23. WITHHOLDING AND PAYROLL TAXES.  Notwithstanding anything in this
Plan to the contrary, whenever an option is exercised

                                      -17-

pursuant to Section 8 or whenever  shares of Stock that were  received  upon the exercise of an option  granted under the Plan are disposed of, the Company shall have the right to require  the  Participant  to remit to the  Company in cash an amount  sufficient to satisfy federal,  state and local  withholding and payroll
(employment)  tax  requirements,  if  any,  attributable  to  such  exercise  or disposition  prior to authorizing such exercise or disposition or permitting the delivery of any certificate or certificates with respect thereto

            24. NO  RESTRICTION  ON  CORPORATE  ACTION.  Subject to Section  20,
nothing  contained  in the Plan shall be  construed  to prevent the Board or any
Employer from taking any corporate  action which is deemed by the Employer to be appropriate  or in its best  interest,  whether or not such action would have an adverse  effect on the Plan or any option  granted  under the Plan. No Employee, beneficiary  or other  person  shall have any claim  against  any  Employer as a result of any such action.

            25. USE OF FUNDS. The Employers shall promptly  transfer all amounts withheld  under  Section 6 to the Company or to any  brokerage  firm  engaged to administer Accounts, as directed by the Company. All payroll deductions received or held by the  Company  under  the  Plan  may be  used by the  Company  for any corporate  purpose,  and the Company will not be  obligated  to  segregate  such payroll deductions.

            26. MISCELLANEOUS.

            (a) Options Carry Same Rights and Privileges. To the extent required to comply  with the  requirements  of  Section  423 of the Code,  all  Employees granted  options  under the Plan to  purchase  Common  Stock shall have the same rights and privileges hereunder.

            (b) Headings.  Any headings or subheadings in this Plan are inserted for  convenience of reference only and are to be ignored in the  construction or interpretation of any provisions hereof.

            (c) Gender and Tense.  Any words herein used in the masculine  shall be read and  construed in the feminine when  appropriate.  Words in the singular shall be read and  construed  as  though in the  plural,  and  vice-versa,  when appropriate.

            (d)  Governing  Law.  This Plan shall be governed  and  construed in accordance with the laws of the State of Delaware to the extent not preempted by federal law.

            (e) Regulatory Approvals and Compliance. The Company's obligation to sell and deliver Common Stock under the Plan is at

                                      -18-

all times subject to all approvals of and compliance with the (i) regulations of any applicable stock exchanges and (ii) any governmental authorities required in connection with the authorization,  issuance, sale or delivery of such Stock, as well as federal, state and foreign securities laws.

            (f) Severability. In the event that any provision of this Plan shall be held illegal,  invalid, or unenforceable for any reason, such provision shall be fully severable,  but shall not affect the remaining  provisions of the Plan, and the Plan shall be  construed  and enforced as if the  illegal,  invalid,  or unenforceable provision had not been included herein.

            (g) Refund of Contributions  on  Noncompliance  with Tax Law. In the event the Company  should  receive  notice that this Plan fails to qualify as an
"employee stock purchase plan" under Section 423 of the Code, all  then-existing
Account  balances  shall  be  paid  to  the  Participants  and  the  Plan  shall immediately terminate.

            (h) No Guarantee of Tax  Consequences.  The Board,  Employer and the
Committee do not make any  commitment or guarantee  that any tax treatment  will apply or be available to any person  participating or eligible to participate in the Plan, including, without limitation, any tax imposed by the United States or any state thereof, any estate tax, or any tax imposed by a foreign government.

            (i) Company as Agent for the Employers.  Each Employer,  by adopting the Plan,  appoints  the  Company and the Board as its agents to exercise on its behalf all of the powers and authorities  hereby  conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan.

                                      -19-